UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-106839	88-0492134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

114 West Magnolia Street, Suite 400-142 Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

360-392-3902

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

        On September 1, 2006, William Baumgartner resigned from the board of directors of Essential Innovations Technology Corp. Mr. Baumgartner’s resignation was not the result of any disagreement relating to the Company’s operations, policies, or practices.

        On September 1, 2006, Salvador Diaz-Verson was appointed to fill a vacancy on the Company’s board of directors by the remaining members of the board, pursuant to its articles of incorporation and bylaws.

        Mr. Diaz-Verson, 54, is the founder and principal of Miramar Securities, a registered broker-dealer; the founder and owner of Diaz-Verson Capital, LLC, which provides services to public and private pension funds, insurance companies, and individuals; and the founder and chairman of United Americas Bank, a national bank headquartered in Atlanta, Georgia. Mr. Diaz-Verson is also the founder and Chairman of Salvaco, a research and development company; a director and minority owner of Clemente Capital, a money management firm; and a director of SIP MULTI MEDIA Inc., a communication and network company. Mr. Diaz-Verson was the President and Chief Investment Officer of American Family Corporation, now known as AFLAC, Inc., until he left to form Diaz-Verson Capital in 1991. Mr. Diaz-Verson is a graduate of Florida State University.

        On September 7, 2006, James Paterson was appointed to fill a vacancy on the Company’s board of directors by the remaining members of the board, pursuant to its articles of incorporation and bylaws.

        James Paterson, 36, is an investment banker at Jefferies & Company, Inc., an investment bank in Los Angeles, California. His focus is on providing financial advisory services to growth-oriented, mid-sized companies. These financial advisory services include the structuring and execution of acquisition financing, recapitalizations, and refinancings in both the private and public debt markets. Prior to March 2006, he was a portfolio manager at GE Capital in Los Angeles, California. Prior to September 2003, he was an investment banker at Montgomery & Co., Inc., in Los Angeles, California. Prior to August 2002, he was a private consultant in New York, New York. Prior to November 2001, he was an investment banker at Banc of America Securities, LLC, in New York, New York. He attended undergraduate studies at University of Western Ontario’s Richard Ivey School of Business, where he obtained an Honors Bachelor of Arts in Business Administration, and graduate studies at the University of Michigan’s Ross School of Business, where he obtained a Master of Business Administration.

        The Company has agreed to grant Mr. Diaz-Verson and Mr. Paterson each 175,000 shares of restricted common stock and options to purchase 250,000 shares of common stock at $0.30 per share upon their joining the board of directors. The options vested immediately upon their agreement to serve as a director and expire five years from the date of grant. Additionally, each of them will be paid $500 for each telephonic meeting of the board of directors and $1,000 for each meeting of the board of directors for which he is physically present.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

    Exhibit
    Number                                   Title of Document                                      Location
 ---------------  ---------------------------------------------------------------------------  ----------------------

   Item 10.      Material Contracts
 ---------------  ---------------------------------------------------------------------------  ----------------------
    10.37        Term Sheet between Essential Innovations Technology Corp. and Salvador       This filing.
                 Diaz-Verson dated September 1, 2006
    10.38        Term Sheet between Essential Innovations Technology Corp. and James          This filing.
                 Paterson dated September 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2006

ESSENTIAL INNOVATIONS TECHNOLOGY, INC.

By	/s/ Jason McDiarmid
Jason McDiarmid Its President

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